Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Boot Barn Holdings, Inc. dated June 2, 2016, appearing in the Annual Report on Form 10-K of Boot Barn Holdings, Inc. for the year ended March 26, 2016.

/s/ Deloitte & Touche LLP

Costa Mesa, California

October 27, 2016